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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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                                                                                                  Three Months Ended
                                                                                      -------------------------------------------
                                                                                          January 27,            January 28,
                                                                                              2002                  2001
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BASIC:

Net loss available for common stockholders                                                    $ (1,890,000)         $ (2,214,000)
                                                                                      ---------------------  --------------------

Weighted average number of common shares outstanding                                             5,874,000             5,850,000
                                                                                      ---------------------  --------------------

Basic loss per common share                                                                        $ (0.32)              $ (0.38)
                                                                                      ---------------------  --------------------


DILUTED:

Net loss available for common stockholders                                                    $ (1,890,000)         $ (2,214,000)
                                                                                      ---------------------  --------------------

Weighted average number of common shares outstanding                                             5,874,000             5,850,000

Dilutive effect of stock options                                                                         -                     -
                                                                                      ---------------------  --------------------

Weighted average number of shares outstanding                                                    5,874,000             5,850,000
                                                                                      ---------------------  --------------------

Diluted loss per common share                                                                      $ (0.32)              $ (0.38)
                                                                                      ---------------------  --------------------
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